Exhibit 99.1
NEWS RELEASE
APA Corporation Announces First-Quarter 2025
Financial and Operational Results

Key Takeaways
•Reported production of 469,000 barrels of oil equivalent (BOE) per day; adjusted production excluding Egypt noncontrolling interest and tax barrels, was 398,000 BOE per day;
•Notable efficiency gains, primarily in Permian drilling, enabling reduction of full-year development capital guidance by $150 million while remaining within original U.S. oil production guidance range;
•Increased 2025 expected savings to $130MM from $60MM previously; doubled annualized run-rate savings by the end of the year to $225 million with capital and overhead savings significantly ahead of schedule;
•Increased 2025 Egypt gas price realization guidance due to continued outperformance in the gas drilling program;
•Announced Sockeye-2 discovery well in Alaska; subsequent flow-test confirmed better rock quality vs. offset analogs;and
•Streamlined Permian footprint with announcement of $608 million New Mexico divestiture package.

HOUSTON, May 7, 2025 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the first quarter of 2025.

APA reported net income attributable to common stock of $347 million, or $0.96 per diluted share. When adjusted for items that impact the comparability of results, APA’s first-quarter earnings were $385 million, or $1.06 per diluted share. Net cash provided by operating activities was $1.1 billion and adjusted EBITDAX was $1.5 billion.

First-Quarter summary

First-quarter reported production was 469,000 BOE per day and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 398,000 BOE per day. In the Permian, oil production was delivered within guidance despite a 1,000 barrel-per-day impact from third-party and weather-related downtime. Capital came in below guidance largely due to significant improvements in drilling performance, particularly in the Permian Basin.

The company also announced a second Alaska discovery well at Sockeye-2, which encountered a high-quality reservoir with approximately 25 feet of net oil pay. Subsequent to the first quarter, the company conducted a successful flow test which indicated significantly higher reservoir quality compared to similar discoveries to the west. Technical evaluation is under way to determine next steps for appraisal and further exploration.
1

APA CORPORATION ANNOUNCES FIRST-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 6
Cost initiatives progress

The company continued to make significant strides toward its cost savings targets for 2025. Capital savings driven by drilling efficiency gains in the Permian Basin are providing the majority of the uplift, complemented by Egypt drilling performance. Overhead savings are also being realized at a faster pace than previously anticipated, enabled by structural changes to simplify business operations. Total realized savings on controllable spend for 2025 are now expected to be $130 million, more than double previous estimates. On a run-rate basis, the company now targets $225 million by the end of the year, up from a prior range of $100-$125 million.

“We have achieved substantial capital savings, particularly due to efficiency gains in Permian drilling, and are also making good progress on both completions and facilities,” said John J. Christmann IV, APA’s CEO. “On the G&A front, we are streamlining our organizational structure and reducing discretionary third-party spend, as we simplify how we manage our assets.”

Second-Quarter and Full-Year update

Improved efficiencies and reduced activity will lower the company's 2025 development capital by $150 million. Combined with a $25 million reduction in exploration capital, these steps will protect free cash flow amidst volatile commodity prices.

As the company integrated the Callon acquisition, activity was reduced to 8 rigs, a level capable of maintaining oil volumes in the Permian. With confidence in captured operating efficiencies, APA now expects to hold Permian oil volumes sustainably flat with 6.5 rigs. Given current market conditions the company is in the process of reducing activity to 6 rigs by the end of the second quarter and adjusting its completion schedule to align with this cadence. For 2025, APA is maintaining its full-year U.S. oil production guidance range of 125,000 to 127,000 barrels per day.

In Egypt, given early success in the gas appraisal and development programs, gas-focused drilling has increased to over a third of the activity. The company expects 2025 gas production volumes to continue on a strong growing trajectory, leading to higher average realized gas prices through the fourth quarter.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 6
Hedging update

APA entered into certain natural gas basis swap agreements for the second through fourth quarters of 2025 on roughly two thirds of the company’s firm transport capacity from the Permian to the Gulf Coast. Full-year 2025 guidance for income from third party oil and gas marketing activities has been updated to $575 million, inclusive of these basis hedges.

New Mexico asset sale

Subsequent to the first quarter, APA entered into an agreement to sell its New Mexico Permian assets to Permian Resources Corporation (NYSE: PR) for $608 million, prior to customary closing adjustments. These properties are expected to produce 12.4 Mboe/d (46% oil) for the full year 2025, and the transaction is expected to close late in the second quarter. Proceeds from the sale are expected to be allocated primarily toward debt reduction.

"We remain committed to focusing our portfolio on core assets where we are actively investing for the long-term. The New Mexico package represents less than 5% of our Permian oil production and unconventional acreage,” Christmann continued.

Closing

“Our first quarter performance highlights the step-change improvements we are making across many aspects of our business. The strong delivery of our cost initiatives is enhancing our ability to respond decisively to the ongoing volatility in commodity prices while protecting free cash flow. Our focus remains on sustaining the asset base , providing returns to shareholders, strengthening our balance sheet, and creating long-term optionality through exploration,” he concluded.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 6
Conference call

APA will host a conference call to discuss its first-quarter 2025 results at 10 a.m. Central time, Thursday, May 8. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 6
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2024, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 6
Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286
Media:  (713) 296-7276
Website: www.apacorp.com

APA-F

-end-

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended
	March 31,
	2025	2024
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,600	$1,432
Natural gas revenues	233	176
Natural gas liquids revenues	206	140
	2,039	1,748
Purchased oil and gas sales	597	203
Total revenues	2,636	1,951
Derivative instrument loss, net	(28)	(4)
Gain (loss) on divestitures, net	(2)	7
Loss on previously sold Gulf of America properties	—	(66)
Other, net	6	15
	2,612	1,903
OPERATING EXPENSES:
Lease operating expenses	407	338
Gathering, processing, and transmission	104	84
Purchased oil and gas costs	474	163
Taxes other than income	74	57
Exploration	30	148
General and administrative	98	93
Transaction, reorganization, and separation	37	27
Depreciation, depletion, and amortization:
Oil and gas property and equipment	636	419
Other assets	7	11
Asset retirement obligation accretion	39	40
Financing costs, net	(57)	76
	1,849	1,456
NET INCOME BEFORE INCOME TAXES	763	447
Current income tax provision	306	300
Deferred income tax provision (benefit)	39	(65)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	418	212
Net income attributable to noncontrolling interest	71	80
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$347	$132

NET INCOME PER COMMON SHARE:
Basic	$0.96	$0.44
Diluted	$0.96	$0.44
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	364	302
Diluted	364	302

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q25 to 4Q24	1Q25 to 1Q24
	2025	2024	2024
OIL VOLUME - Barrels per day
United States	125,124	147,573	83,520	(15)%	50%
Egypt (1,2)	86,173	89,927	86,768	(4)%	(1)%
North Sea	25,206	27,683	29,795	(9)%	(15)%
Total (1)	236,503	265,183	200,083	(11)%	18%
NATURAL GAS VOLUME - Mcf per day
United States	574,736	511,587	443,737	12%	30%
Egypt (1, 2)	317,209	300,118	290,227	6%	9%
North Sea	31,606	36,842	52,605	(14)%	(40)%
Total (1)	923,551	848,547	786,569	9%	17%
NGL VOLUME - Barrels per day
United States	77,405	80,390	56,574	(4)%	37%
North Sea	1,144	1,311	1,405	(13)%	(19)%
Total (1)	78,549	81,701	57,979	(4)%	35%
BOE per day
United States	298,319	313,227	214,050	(5)%	39%
Egypt (1, 2)	139,041	139,947	135,140	(1)%	3%
North Sea	31,618	35,134	39,967	(10)%	(21)%
Total (1)	468,978	488,308	389,157	(4)%	21%

Total excluding noncontrolling interests	422,595	441,618	344,078	(4)%	23%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	28,746	30,002	28,943
Gas (Mcf/d)	105,820	100,127	96,814
BOE per day	46,383	46,690	45,079

(2) Egypt Gross Production:

Oil (b/d)	128,025	134,504	137,972
Gas (Mcf/d)	456,955	438,052	457,248
BOE per day	204,184	207,513	214,180

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q25 to 4Q24	1Q25 to 1Q24
	2025	2024	2024
OIL VOLUME - Barrels per day
United States	125,124	147,573	83,520	(15)%	50%
Egypt	42,521	45,017	42,504	(6)%	—%
North Sea	25,206	27,683	29,795	(9)%	(15)%
Total	192,851	220,273	155,819	(12)%	24%

NATURAL GAS VOLUME - Mcf per day
United States	574,736	511,587	443,737	12%	30%
Egypt	155,555	149,816	141,148	4%	10%
North Sea	31,606	36,842	52,605	(14)%	(40)%
Total	761,897	698,245	637,490	9%	20%

NGL VOLUME - Barrels per day
United States	77,405	80,390	56,574	(4)%	37%
North Sea	1,144	1,311	1,405	(13)%	(19)%
Total	78,549	81,701	57,979	(4)%	35%

BOE per day
United States	298,319	313,227	214,050	(5)%	39%
Egypt	68,447	69,986	66,029	(2)%	4%
North Sea	31,618	35,134	39,967	(10)%	(21)%
Total	398,384	418,347	320,046	(5)%	24%

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
AVERAGE OIL PRICE PER BARREL
United States	$72.45	$70.38	$77.37
Egypt	75.06	74.54	83.18
North Sea	75.30	75.42	82.81
Total	73.73	72.42	80.65

AVERAGE NATURAL GAS PRICE PER MCF
United States	$2.00	$1.01	$1.42
Egypt	3.19	2.97	2.93
North Sea	14.96	14.40	9.23
Total	2.81	2.20	2.47

AVERAGE NGL PRICE PER BARREL
United States	$28.12	$24.52	$25.38
North Sea	51.39	50.65	49.37
Total	28.75	25.08	26.20

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended
	March 31,
	2025	2024
Unproved leasehold impairments	$—	$10
Dry hole expense	11	123
Geological and geophysical expense	4	1
Exploration overhead and other	15	14
	$30	$148

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$7	$1	$4
Exploration	1	1	1
General and administrative	17	11	3
Total stock-settled and cash-settled compensation expensed	25	13	8
Stock-settled and cash-settled compensation capitalized	4	1	3
Total stock-settled and cash-settled compensation costs	$29	$14	$11

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended
	March 31,
	2025	2024
Net cash provided by operating activities	$1,096	$368
Additions to upstream oil and gas property	(777)	(467)
Leasehold and property acquisitions	(13)	(63)
Proceeds from asset divestitures	—	27
Proceeds from sale of Kinetik shares	—	428
Other, net	4	(13)
Net cash used in investing activities	$(786)	$(88)
Proceeds from (payments on) commercial paper and revolving credit facilities, net	433	(2)
Payments on term loan facility	(900)	—
Fixed-rate debt borrowings	846	—
Payments on fixed-rate debt	(905)	—
Distributions to noncontrolling interest	(126)	(70)
Treasury stock activity, net	(100)	(101)
Dividends paid to APA common stockholders	(91)	(76)
Other, net	(25)	(16)
Net cash used in financing activities	$(868)	$(265)

SUMMARY BALANCE SHEET INFORMATION
	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$67	$625
Other current assets	2,377	2,779
Property and equipment, net	12,780	12,646
Decommissioning security for sold Gulf of America properties	21	21
Other assets	3,286	3,319
Total assets	$18,531	$19,390

Current debt	$131	$53
Current liabilities	2,630	2,902
Long-term debt	5,237	5,991
Decommissioning contingency for sold Gulf of America properties	928	929
Deferred credits and other noncurrent liabilities	3,142	3,153
APA shareholders’ equity	5,436	5,280
Noncontrolling interest	1,027	1,082
Total Liabilities and equity	$18,531	$19,390

Common shares outstanding at end of period	361	365

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended
	March 31,
	2025	2024
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$9	$63
Exploration and development	794	654
Total Costs incurred in oil and gas property	$803	$717

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$803	$717
Asset and leasehold acquisitions	(9)	(63)
Asset retirement obligations incurred - oil and gas property	(5)	(5)
Capitalized interest	(4)	(7)
Exploration seismic and administration costs	(19)	(15)
Upstream capital investment including noncontrolling interest - Egypt	$766	$627
Less noncontrolling interest - Egypt	(56)	(69)
Total Upstream capital investment	$710	$558

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended
	March 31,
	2025	2024
Net cash provided by operating activities	$1,096	$368
Changes in operating assets and liabilities	(45)	459
Cash flows from operations before changes in operating assets and liabilities	$1,051	$827
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(766)	(627)
Abandonment and decommissioning spend	(28)	(39)
Leasehold acquisition and other	(5)	8
Distributions to Sinopec noncontrolling interest	(126)	(70)
Free cash flow	$126	$99

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net cash provided by operating activities	$1,096	$1,036	$368
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	19	12	15
Current income tax provision	306	308	300
Other adjustments to reconcile net income to net cash provided by operating activities	(13)	(16)	(10)
Changes in operating assets and liabilities	(45)	107	459
Financing costs, net (excludes gain on extinguishment of debt)	85	91	76
Transaction, reorganization & separation costs	37	12	27
Adjusted EBITDAX (Non-GAAP)	$1,485	$1,550	$1,235

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31,	December 31,	September 30,	June 30,
	2025	2024	2024	2024
Current debt	$131	$53	$2	$2
Long-term debt	5,237	5,991	6,370	6,741
Total debt	5,368	6,044	6,372	6,743
Cash and cash equivalents	67	625	64	160
Net Debt	$5,301	$5,419	$6,308	$6,583

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	March 31, 2025				March 31, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$763	$(345)	$418	$1.15	$447	$(235)	$212	$0.70
Income attributable to noncontrolling interests	129	(58)	71	0.19	145	(65)	80	0.26
Net income attributable to common stock	634	(287)	347	0.96	302	(170)	132	0.44
Adjustments: *
Asset and unproved leasehold impairments	—	—	—	—	10	(2)	8	0.03
Valuation allowance and EPL revaluation	—	98	98	0.27	—	16	16	0.05
Gain on extinguishment of debt	(142)	31	(111)	(0.30)	—	—	—	—
Unrealized derivative instrument loss	28	(6)	22	0.06	8	(2)	6	0.02
Loss on previously sold Gulf of America properties	—	—	—	—	66	(14)	52	0.17
Kinetik equity investment mark-to-market loss	—	—	—	—	9	—	9	0.03
Transaction, reorganization & separation costs	37	(9)	28	0.07	27	(8)	19	0.06
(Gain)/loss on divestitures, net	2	(1)	1	—	(7)	2	(5)	(0.02)
Adjusted earnings (Non-GAAP)	$559	$(174)	$385	$1.06	$415	$(178)	$237	$0.78

*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.